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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 18, 2007

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      001-07731                22-3285224
        (State Or Other                 (Commission             (IRS Employer
Jurisdiction Of Incorporation)          File Number)         Identification No.)

  9 Entin Road, Parsippany, New Jersey                                   07054
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS

     Emerson Radio Corp. (the "Company") has been advised by MTV Networks, a division of Viacom International Inc. ("MTVN"), that MTVN has elected not to renew the license agreements (the "License Agreements") pursuant to which MTVN licenses to the Company the Nickelodeon name, trademark and logo, along with several of Nickelodeon's other trademarks and logos. In connection therewith, the Company and MTVN have extended the existing terms of the License Agreements, each of which was to expire in December 2006, through March 31, 2007. The Company will also have a 90-day "sell-off" period immediately following the end of such terms, as extended, during which the Company will have an opportunity to fill orders for and ship products that contain the trademarks and logos licensed under the respective License Agreements. The cumulative average of the net revenues generated by the Company under the License Agreements during the period from October 2003 through December 2006 accounted for approximately 11.3% of the total net revenue generated by the Company during such period. However, as previously disclosed in the Company's filings with the Securities and Exchange Commission, the amount of revenue generated under the License Agreements had decreased significantly for the first six months of fiscal 2007 as compared to the same period in fiscal 2006. As previously disclosed, the Company has entered into a new license agreement during fiscal 2007 and intends to continue to pursue additional license agreements in the future.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMERSON RADIO CORP.


                                        By: /s/ John J. Raab
                                            ------------------------------------
                                        Name: John J. Raab
                                        Title: Chief Operating Officer and
                                               Senior Executive Vice President

Dated: January 22, 2007